CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the references to our firm in the Registration Statement on Form N-1A of Brown Advisory Opportunity Fund and to the use of our report dated June 20, 2005 on the Nevis Fund Inc.'s financial statements and financial highlights as of and for the year ended May 31, 2005. Such financial statements and financial highlights appear in the 2005 Nevis Fund Inc.'s Annual Report to Shareholders that is incorporated by reference into the Brown Advisory Opportunity Fund's Statement of Additional Information.





                                              Briggs, Bunting & Dougherty, LLP

Philadelphia, Pennsylvania
December 28, 2005